Exhibit 99.1

LMP Automotive Holdings, Inc. Pre-Announces Strong Second Quarter Results Amid COVID-19 Crisis - Significant Increase in Revenue and Operating Profit

Preliminary Expected Results of Operations Quarter-to-Quarter

•	Revenue Increased 29% to $6.9M
•	Gross Profits Increased 33% to $1.1M
•	Net Income Increased by $1.9M to $.02 Per Share

PLANTATION, FL / GLOBE NEWSWIRE /July 15, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company"), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced certain preliminary results of operations for the three months ended June 30, 2020.

Preliminary Expected Results of Operations

For the three months ended June 30, 2020, the Company expects to report the following operating results:

-	Revenue is expected to be aproximately $6,895,000, an increase of $1,545,325 as compared to Q1 2020;
-	Gross profit is expected to be $1,156,314, an improvement of $288,182 as compared to Q1 2020;
-	Net income is expected to be $161,314 ($.02 per share), an improvement of $1,895,175 as compared to Q1 2020;

2020 Outlook

Sam Tawfik, the Company's Chairman and Chief Executive Officer stated,

“We discontinued our daily rental product offering and I am extremely proud that our teams successfully navigated the very challenging environment to deliver a better than anticipated quarter. In line with our strategy, we continue to invest in our growth drivers such as our Subscription Leasing business and our online technology platform in order to further expand by overlaying that business model at potential franchise dealership group acquisitions.”

The Company is reiterating its 2020 internal goals and its view that there will be many exciting opportunities ahead. The Company’s internal goals are as follows:

1.	Expand the online vehicle sales segment of our business
2.	Launch LMP’s App Technology in the Apple and Google stores during the third quarter for a smoother and faster consumer onboarding and experience
3.	Expand wholesale Subscription Leasing offering to Business customers, Auto Dealers, and Brokers Partners

Mr. Tawfik also added, “This performance continues to prove out our subscription model. We believe we can continue and expand the success of our Subscription Leasing business model at potential franchise dealership group acquisitions, as we implement our dealership acquisition strategy.”

About LMP Automotive Holdings, Inc. – “Buy, Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile. Our subscription plans offer the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.